Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
As of December 31, 2016

BB&T Corporation, a North Carolina corporation, is a FHC. The table below sets forth BB&T's subsidiaries as to State or Jurisdiction of Organization.

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
Atlantic First Title Co.	Maryland
Atlas SPE, LLC	North Carolina
Atlas NC I SPE, LLC	North Carolina
Atlas Tri-State SPE, LLC	North Carolina
BB&T Capital Partners II, L.L.C.	Delaware
BB&T Capital Partners Mezzanine Fund II, LP	Delaware
BB&T Capital Partners, L.L.C.	Delaware
BB&T Capital Partners/Windsor Mezzanine Fund, LLC	Delaware
BB&T Collateral Service Corporation	North Carolina
BB&T Collateral Service Corporation (TN)	Tennessee
BB&T Collateral Service Corporation (WV)	West Virginia
BB&T Community Holdings Co.	Nevada
BB&T Credit Services, Inc.	Virginia
BB&T EFC Energy, LLC	North Carolina
BB&T Equipment Finance Corporation	North Carolina
BB&T Institutional Investment Advisers, Inc.	South Carolina
BB&T Insurance Holdings, Inc.	Delaware
BB&T Insurance Services, Inc.	North Carolina
AmRisc, LLC	Delaware
BB&T Insurance Services of California, Inc.	California
F.B.P. Insurance Services, LLC	California
Precept Advisory Group LLC	California
Independent Trustees, Inc.	Virginia
Title Insurance Services of Alabama, LLC	Alabama
CRC Insurance Services, Inc.	Alabama
AmRisc GP, LLC	Delaware
Association of Independent Drivers of America, LLC	Florida
Five Star Agents, Inc. Purchasing Group	Illinois
Five Star Realty, Inc.	Illinois
Hanleigh Management Inc.	New Jersey
Home Inspection Liability Group Incorporated	Illinois
J. H. Blades & Co., Inc.	Texas
J. H. Blades & Co. (Agency), Inc.	Texas
Professional Liability Assurance Society, Inc.	Illinois
Real Property Inc., A Risk Purchasing Group	New York
Real Restaurant Owners, Inc. A Risk Purchasing Group	New York
Swett & Crawford Group, Inc., The	California
Swett & Crawford	California
Cooper Gay Re, Ltd.	New York
Swett & Crawford of Georgia, Inc.	Delaware
Creechurch Insurance Underwriters Agency, Inc.	New York
Swett & Crawford of Texas, Inc.	Texas

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
Atlantic First Title Co.	Maryland
Atlas SPE, LLC	North Carolina
Atlas NC I SPE, LLC	North Carolina
Atlas Tri-State SPE, LLC	North Carolina
BB&T Capital Partners II, L.L.C.	Delaware
TAPCO Underwriters, Inc.	North Carolina
Crump Life Insurance Services, Inc.	Pennsylvania
P.J. Robb Variable Corp.	Tennessee
Ramkade Insurance Services, Inc.	California
RiskRighter, LLC	Delaware
Tellus Brokerage Connections, Inc.	Delaware
McGriff, Seibels & Williams, Inc.	Alabama
M & M Aviation, L.L.C.	Alabama
McGriff, Seibels of Texas, Inc.	Texas
McGriff, Seibels and Williams of Texas, Inc.	Texas
McGriff, Seibels & Williams of Texas Life Agency, Inc.	Texas
McGriff, Seibels & Williams de Mexico, Intermediario de Reaseguro, S.A. de C.V.	Mexico
McGriff, Seibels & Williams of California, Inc.	California
McGriff, Seibels & Williams of Georgia, Inc.	Georgia
McGriff, Seibels & Williams of Louisiana, Inc.	Louisiana
McGriff, Seibels & Williams of Missouri, Inc.	Missouri
McGriff, Seibels & Williams of Oregon, Inc.	Oregon
McGriff, Seibels & Williams of Washington, Inc.	Washington
BB&T Investment Services, Inc.	North Carolina
BB&T Leadership Institute, Inc., The	North Carolina
BB&T Merchant Services LLC	North Carolina
BB&T Mortgage Reinsurance Company	Vermont
BB&T-VA Collateral Service Corporation	Virginia
DFM Realty, Inc.	Pennsylvania
Eagle SPE Multi I, Inc.	North Carolina
Eagle SPE NV I, Inc.	North Carolina
Eagle SPE NV II, Inc.	North Carolina
Eagle SPE, LLC	North Carolina
Eagle AL I SPE, LLC	North Carolina
Eagle FL III SPE, LLC	North Carolina
Eagle FL IV SPE, LLC	North Carolina
Eagle FL V SPE, LLC	North Carolina
Eagle TX I SPE, LLC	North Carolina
Five Points Mezzanine Fund III, L.P.	Delaware
Fountainhead SPE, Inc.	North Carolina
Four Parcels Inc.	Maryland
Georgia Asset Resolution Group, LLC	Florida
Grandbridge Real Estate Capital LLC	North Carolina
BB&T Real Estate Funding LLC	North Carolina
Grandbridge Investment Sales, Inc.	North Carolina
Lititz Properties, LLC	Pennsylvania
National Penn Leasing Company	Pennsylvania
National Penn Capital Advisors, Inc.	Pennsylvania

Subsidiary	State or Jurisdiction of Organization
Branch Banking and Trust Company	North Carolina
Atlantic First Title Co.	Maryland
Atlas SPE, LLC	North Carolina
Atlas NC I SPE, LLC	North Carolina
Atlas Tri-State SPE, LLC	North Carolina
BB&T Capital Partners II, L.L.C.	Delaware
Prime Rate Premium Finance Corporation, Inc.	South Carolina
AFCO Credit Corporation	New York
AFCO Acceptance Corporation	California
CAFO US Holdings, Inc.	North Carolina
CAFO Holdings Company	Nova Scotia
CAFO Inc.	Canada
Prime Rate Premium Finance of California, Inc.	California
SBI Asset Backed Securities Company, LLC	Delaware
SFH 5, Inc.	Maryland
Salem Financial, Inc.	Delaware
Susquehanna Commercial Finance, Inc.	Pennsylvania
Susquehanna Corporation	Pennsylvania
Susquehanna Mortgage Corporation	Maryland
Teragon Financial Corporation	Pennsylvania
Turks Head Properties, Inc.	Pennsylvania
BB&T Assurance Company, Ltd.	Bermuda
BB&T Securities, LLC	Delaware
Boston Service Company, Inc. (t/a Hann Financial Service Corp.)	New Jersey
SALE NYC, LLC	Delaware
Susquehanna Auto Lease Exchange, LLC	Delaware
Regional Acceptance Corporation	North Carolina
Regional Fidelity Reinsurance, Ltd.	Turks & Caicos Islands
Sterling Capital Management LLC	North Carolina
Sterling Capital (Cayman) Limited	Cayman Islands